Exhibit 10.1

SECOND REFINANCING TERM LOAN AMENDMENT AND ADDITIONAL TERM LOAN AMENDMENT

SECOND REFINANCING TERM LOAN AMENDMENT AND ADDITIONAL TERM LOAN AMENDMENT, dated as of January 31, 2014 (this “Refinancing Amendment”), in respect of the Term Loan and Guaranty Agreement, dated as of April 23, 2013, among Tower Automotive Holdings USA, LLC (the “Borrower”), Tower International, Inc. (“Holdings”), Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC, and the other Guarantors party thereto, the Lenders party thereto and Citibank N.A., as administrative agent (the “Agent”) (as in effect immediately prior to giving effect to this Refinancing Amendment, the “Loan Agreement”).

WHEREAS, the Borrower desires, pursuant to Section 2.22 of the Loan Agreement, to obtain Refinancing Term Loans, the Net Cash Proceeds of which shall be used to prepay in full all of the Loans (the “Existing Term Loans”) outstanding under the Loan Agreement as of the Second Refinancing Term Loan Effective Date (as defined below) (the “Refinancing”);

WHEREAS, the Refinancing Term Lenders (as defined below) have agreed to provide such Refinancing Term Loans in accordance with the terms and conditions set forth herein and in the Loan Agreement;

WHEREAS, Citigroup Global Markets Inc. (“CGMI”) and J.P. Morgan Securities LLC (“JPMS”, and together with CGMI, the “Arrangers”) have agreed to act in the roles and pursuant to the titles set forth in (i) that certain engagement letter, dated as of January 17, 2014 (the “CGMI Engagement Letter”), among the Borrower, Holdings and CGMI and (ii) that certain appointment letter, dated as of January 22, 2014, among the Borrower, Holdings and JPMS, respectively, in respect of such Refinancing Term Loans;

WHEREAS, in accordance with Section 2.22(c) of the Loan Agreement, the Loan Parties, the Agent and the Refinancing Term Lenders have agreed to amend the Loan Agreement in connection with, and to facilitate the incurrence of, such Refinancing Term Loans;

WHEREAS, immediately following the incurrence of such Refinancing Term Loans, the Refinancing Term Lenders (together with each Existing Term Lender that shall have agreed to remain party to the Loan Agreement pursuant to a “cashless roll” election) shall constitute the Required Lenders and shall agree to amend the Loan Agreement (as in effect immediately after giving effect to the amendments thereto contemplated by Section 3 hereof) in accordance with Section 10.09 thereof to permit the incurrence of additional term loans in an aggregate principal amount of $33,144,751 (the “Additional Term Loans”), which Additional Term Loans shall have the same terms and conditions as the Refinancing Term Loans; and

WHEREAS, the Additional Term Lender (as defined below) has agreed to provide such Additional Term Loans in accordance with the terms and conditions set forth herein and in the Loan Agreement;

1

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning assigned to such term in the Amended Loan Agreement (as defined below). The rules of construction and other interpretive provisions specified in Section 1.02 of the Amended Loan Agreement shall apply to this Refinancing Amendment, including terms defined in the preamble and recitals hereto.

(b)          As used in this Refinancing Amendment, the following terms have the meanings specified below:

“Amended Loan Agreement” shall mean the Loan Agreement, as amended by this Refinancing Amendment.

“Existing Term Lender” shall mean a Lender with an Existing Term Loan on the Second Refinancing Term Loan Effective Date, immediately prior to giving effect to this Refinancing Amendment.

“Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Lender, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Lender on the Second Refinancing Term Loan Effective Date plus (ii) all accrued and unpaid interest on such Existing Term Lender’s Existing Term Loans (except to the extent otherwise agreed) plus (iii) any other amounts owing to such Existing Term Lender under the Loan Documents as of the Second Refinancing Term Loan Effective Date, including any amounts owing pursuant to Section 2.14 of the Loan Agreement.

“Second Refinancing Term Loan Effective Date” shall have the meaning provided in Section 8 hereof.

Section 2. Second Refinancing Term Loan Effective Date Transactions.

(a)          With effect from and including the Second Refinancing Term Loan Effective Date, (x) each Person identified on the signature pages hereof as a “Refinancing Term Lender” (each, a “Refinancing Term Lender”) shall become party to the Amended Loan Agreement as a “Lender”, shall have a Commitment in the amount set forth on Schedule 1 hereto (the “Refinancing Term Loan Commitments”) and shall have all of the rights and obligations of a “Lender” under the Amended Loan Agreement and the other Loan Documents and (y) each Person identified on the signature pages hereof as an “Additional Term Lender” (each, an “Additional Term Lender”) shall become party to the Amended Loan Agreement as a “Lender”, shall have a Commitment in the amount set forth on Schedule 2 hereto (the “Additional Term Loan Commitments”) and shall have all of the rights and obligations of a “Lender” under the Amended Loan Agreement and the other Loan Documents.

2

(b)          On the Second Refinancing Term Loan Effective Date, each Existing Term Lender shall cease to be a Lender party to the Loan Agreement (and, for the avoidance of doubt, shall not be a party to the Amended Loan Agreement (except to the extent that it shall subsequently become party thereto (i) pursuant to an Assignment and Acceptance entered into with any Lender in accordance with the terms of the Amended Loan Agreement or (ii) through other means (including via a cashless roll election in accordance with procedures established by the Agent))), and all accrued fees and other amounts (except to the extent otherwise agreed) payable under the Loan Agreement for the account of each Existing Term Lender shall be due and payable on such date; provided that the provisions of Sections 2.13, 2.14, 2.15 and 10.05 of the Loan Agreement shall continue to inure to the benefit of each Existing Term Lender after the Second Refinancing Term Loan Effective Date.

(c)          On the Second Refinancing Term Loan Effective Date:

(i)          Each Refinancing Term Lender, severally and not jointly, shall make a Refinancing Term Loan to the Borrower in accordance with this Section 2(c) and Section 2.01 of the Loan Agreement by delivering to the Agent immediately available funds in an amount equal to its Refinancing Term Loan Commitment;

(ii)         the Borrower shall prepay in full the Existing Term Loans by:

(A)         delivering to the Agent funds in an amount equal to the excess of (1) the aggregate of the Existing Term Loan Prepayment Amounts for all of the Existing Term Lenders (except to the extent otherwise agreed by any Existing Term Lender) over (2) the New Lender Net Funding Amount (as defined below) (such excess, the “Borrower’s Payment”); and

(B)         directing the Agent to apply the funds made available to the Agent pursuant to Section 2(c)(i) hereof, net of fees and expenses as agreed by the Borrower and the Agent (the “New Lender Net Funding Amount”), along with the Borrower’s Payment, to prepay in full the Existing Term Loans;

(iii)        the Agent shall apply the New Lender Net Funding Amount and the Borrower’s Payment to pay to each Existing Term Lender an amount equal to such Existing Term Lender’s Existing Term Loan Prepayment Amount (except as otherwise agreed by such Existing Term Lender); and

(iv) each Additional Term Lender, severally and not jointly, shall make an Additional Term Loan to the Borrower in accordance with this Section 2(c) and Section 2.01 of the Loan Agreement by delivering to the Agent immediately available funds in an amount equal to its Additional Term Loan Commitment.

(d)          Each Refinancing Term Lender and each Additional Term Lender hereby agrees that the Refinancing Term Loans or the Additional Term Loans, as applicable, made by it pursuant to this Amendment will initially bear interest with an Interest Period beginning on the Second Refinancing Amendment Effective Date and ending on the last day of the three month Interest Period established January 21, 2014 in effect for the current Term Loan outstanding immediately prior to the Second Refinancing Amendment Effective Date and which required notification period is waived.

3

(e)          Each Refinancing Term Loan and each Additional Term Loan made on the Second Refinancing Term Loan Effective Date pursuant to Section 2(c) shall constitute a Eurodollar Loan having an initial Interest Period ending on April 21, 2014.

(f) The Refinancing Term Loans and the Additional Term Loans shall constitute a single class of Term Loans for all purposes of the Amended Loan Agreement.

Section 3. Amendment; Borrowings on Second Refinancing Term Loan Effective Date. (a) Each of the parties hereto agrees that, effective on the Second Refinancing Term Loan Effective Date (it being understood that the amendments required in connection with the incurrence of the Additional Term Loans shall be deemed to be made immediately following the consummation of the transactions set forth in Sections 2(c)(i), 2(c)(ii) and 2(c)(iii) hereof), the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A hereto (the “Amendment”). Each Refinancing Term Lender, and each Existing Term Lender that shall have agreed to remain party to the Loan Agreement pursuant to a “cashless roll” election, by its signature hereto or to the documentation relating to such “cashless roll election”, consents to the incurrence of the Additional Term Loans contemplated by this Amendment and to those amendments to the Loan Agreement set forth in Exhibit A that are required to effectuate such incurrence.

(b)          With effect from the effectiveness of this Refinancing Amendment, each Refinancing Term Loan and each Additional Term Loan made on the Second Refinancing Term Loan Effective Date in accordance with Section 2(c) hereof shall constitute, for all purposes of the Amended Loan Agreement, a Loan made pursuant to the Amended Loan Agreement and this Refinancing Amendment; provided that pursuant to this Refinancing Amendment, each such Refinancing Term Loan and each such Additional Term Loan shall constitute an “Initial Term Loan” for all purposes of the Amended Loan Agreement (and a single class of Term Loans outstanding thereunder), and all provisions of the Amended Loan Agreement applicable to Initial Term Loans shall be applicable to such Refinancing Term Loans and such Additional Term Loans.

(c)          The Refinancing Term Loan Commitments and the Additional Term Loan Commitments provided for hereunder shall terminate on the Second Refinancing Term Loan Effective Date immediately upon the borrowing of the Refinancing Term Loans or Additional Term Loans, as applicable, pursuant to Section 2(c).

4

Section 4. Effect of Amendment; Reaffirmation; Etc. (a) Except as expressly set forth herein or in the Amended Loan Agreement, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (including, for the avoidance of doubt, the Refinancing Term Loans and Additional Term Loans made on the Second Refinancing Term Loan Effective Date) on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor in accordance with Article 9 of the Loan Agreement with respect to all of the Secured Obligations of each other Secured Obligor (including, for the avoidance of doubt, the Refinancing Term Loans and Additional Term Loans made on the Second Refinancing Term Loan Effective Date).

(b)          This Refinancing Amendment constitutes a “Refinancing Term Loan Amendment” (as defined in the Loan Agreement) and a Loan Document.

(c)           By executing this Refinancing Amendment, the Borrower and Agent hereby consent to any assignment of Refinancing Term Loans by the Refinancing Term Lender to one or more Eligible Assignees in connection with the primary syndication of the Refinancing Term Loans and to any assignment of Additional Term Loans by the Additional Term Lender to one or more Eligible Assignees in connection with the primary syndication of the Additional Term Loans.

Section 5. Representations of Loan Parties. Each of the Loan Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Refinancing Amendment, including the borrowing of Refinancing Term Loans and Additional Term Loans provided for herein:

(a)          all representations and warranties set forth in Section 3 of the Amended Loan Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Second Refinancing Term Loan Effective Date with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date);

(b)          no Default or Event of Default shall exist or would result from the transactions contemplated by this Refinancing Amendment, including the borrowing of Refinancing Term Loans and Additional Term Loans; and

(c)          immediately after the consummation of the transactions contemplated by this Refinancing Amendment to occur on the Second Refinancing Term Loan Amendment Effective Date, each Loan Party will be Solvent.

Section 6. Governing Law. THIS REFINANCING AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5

Section 7. Counterparts. This Refinancing Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Refinancing Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Refinancing Amendment.

Section 8. Effectiveness. This Refinancing Amendment, the obligation of each Refinancing Term Lender to make the Refinancing Term Loan to be made by it pursuant to Section 2(c)(i) of this Refinancing Amendment and the obligation of each Additional Term Lender to make Additional Term Loans to be made by it pursuant to Section 2(c)(iv) of this Refinancing Amendment, shall become effective on the date (the “Second Refinancing Term Loan Effective Date”) when each of the following conditions shall have been satisfied:

(a)          the Agent shall have received from each Loan Party, the Agent, each Refinancing Term Lender and each Additional Term Lender either (i) a counterpart of the Refinancing Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of the Amendment) that such party has signed a counterpart of the Refinancing Amendment;

(b)          the Borrower shall have paid all fees due and payable to CGMI pursuant to the CGMI Engagement Letter;

(c)          the Agent and CGMI shall have received all reasonable and documented costs and expenses required to be paid or reimbursed under Section 10.05 of the Loan Agreement or the Engagement Letter for which invoices have been presented a reasonable period of time prior to the Second Refinancing Term Loan Effective Date;

(d)          the Agent shall have received from the Borrower the Borrower’s Payment;

(e)          the representations and warranties set forth in Section 5 of this Refinancing Amendment shall be true and correct;

(f)          the Agent shall have received for each of the Loan Parties:

(i)          a certificate of the Secretary or an Assistant Secretary of that entity dated the Second Refinancing Term Loan Effective Date substantially in the form of the certificates delivered pursuant to Section 4.01(b)(iii) of the Loan Agreement, and attaching the documents referred to in clauses (ii) through (iv) below;

(ii)         a copy of such entity’s certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

(iii)        a true and complete copy of the by-laws or limited liability company operating agreement of that entity as in effect on the date of the certification referred to in clause (i) above;

6

(iv)         a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Refinancing, the execution, delivery and performance in accordance with their respective terms of this Refinancing Amendment, the Loan Documents and any other documents required or contemplated hereunder;

(v)          a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

(vi)         a favorable written opinion of Lowenstein Sandler LLP, counsel to the Loan Parties, dated as of the date of the Second Refinancing Term Loan Effective Date, in a form reasonably acceptable to the Agent; and

(g)          the conditions set forth in Section 4.02(b) and 4.02(c) of the Loan Agreement shall be satisfied on and as of the Second Refinancing Term Loan Effective Date, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement, and the Agent shall have received a certificate of a Financial Officer of the Borrower as to the foregoing.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, the parties hereto have caused this Refinancing Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

GUARANTORS:

TOWER INTERNATIONAL, INC. (formerly known as Tower Automotive, LLC)

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER AUTOMOTIVE HOLDINGS II(b), LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

[Signature Page to Refinancing Amendment]

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER DEFENSE & AEROSPACE HOLDINGS, LLC

By:	/s/ Michael Rajkovic
	Name:	Michael Rajkovic
	Title:	President

TOWER ACQUISITION COMPANY II, LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TOWER DEFENSE & AEROSPACE, LLC

By:	/s/ Michael Rajkovic
	Name:	Michael Rajkovic
	Title:	President

TOWER INTERNATIONAL REAL ESTATE COMPANY, LLC

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President and Chief Executive Officer

TA HOLDINGS FINANCE, INC.

By:	/s/ Mark M. Malcolm
	Name:	Mark M. Malcolm
	Title:	President

[Signature Page to Refinancing Amendment]

citibank, n.a., as Agent and Refinancing Term Lender

By	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President

[Signature Page to Refinancing Amendment]

citibank, n.a., as Additional Term Lender

By	/s/ David Tuder
	Name:	David Tuder
	Title:	Vice President

[Signature Page to Refinancing Amendment]

Schedule 1

Refinancing Term Loan Commitments

Lender	Refinancing Term Loan Commitment
Citibank, N.A.	$416,855,249

Aggregate Refinancing Term Loan Commitments:	$416,855,249

Schedule 2

Additional Term Loan Commitments

Lender	Additional Term Loan Commitment
Citibank, N.A.	$33,144,751

Aggregate Additional Term Loan Commitments:	$33,144,751

Exhibit A

[Amendments to Loan Agreement attached]

EXECUTION VERSION

CONFORMED COPY REFLECTING

SECOND REFINANCING TERM LOAN AMENDMENT

DATED AS OF JANUARY 31, 2014

TERM LOAN AND GUARANTY AGREEMENT

Dated as of April 23, 2013

Among

TOWER AUTOMOTIVE HOLDINGS USA, LLC

as Borrower,

and

TOWER INTERNATIONAL, INC., TOWER AUTOMOTIVE

HOLDINGS I, LLC, TOWER AUTOMOTIVE HOLDINGS II(a), LLC, TOWER

AUTOMOTIVE HOLDINGS II(b), LLC, AND THE OTHER GUARANTORS

PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

and

CITIBANK, N.A.,

as Agent

CITIGROUP GLOBAL MARKETS INC. ~~,~~

~~GOLDMAN SACHS BANK USA,~~

and

J.P. MORGAN SECURITIES LLC ~~and~~,

~~WELLS FARGO SECURITIES, LLC,~~

Joint Bookrunners

and

Joint Lead Arrangers,

~~GOLDMAN SACHS BANK USA,~~

~~J.P. MORGAN SECURITIES LLC and~~

~~WELLS FARGO SECURITIES, LLC,~~

~~Co-Syndication Agents~~

~~and~~

~~Co-Documentation Agents~~

direction of the management and policies of the Controlled Person whether by contract or otherwise.

“Affiliate Lender” shall mean each Lender who is an Affiliate of the Borrower, excluding (x) Holdings and its Subsidiaries and (y) any Debt Fund Affiliate Lender.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit D pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent” shall have the meaning given such term in the preamble. “Agreement” shall mean this Term Loan and Guaranty Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the Adjusted LIBO Rate for a one month Interest Period in effect for such day (for the avoidance of doubt, after giving effect to the proviso to the definition of “Adjusted LIBO Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change.

“Amortization Amount” shall mean, on any date, an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding on the ~~First~~Second Refinancing Term Loan Effective Date after the Borrowing of Initial Term Loans on such date.

“Amortization Date” shall mean each January 1, April 1, July 1 and October 1 subsequent to the ~~First~~Second Refinancing Term Loan Effective Date and prior to the Maturity Date.

“Applicable ABR Margin” shall mean ~~2.75~~2.00% per annum.

“Applicable Amount” shall mean, at any time, an amount equal to the sum of (a) $50,000,000, plus (b) 50% of Consolidated Net Income for the period commencing on the Closing Date and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) have been received by the Agent, plus (c) 100% of the net cash proceeds received by Holdco in connection with the issuance or sale of any common Equity Interests of Holdco; provided, that such amount shall be reduced from time to time to the extent that all or any portion of such Applicable Amount is concurrently being applied, or has previously been applied, to make Investments or Restricted Payments to the extent permitted hereunder and as such amount shall be increased from time to time to the extent of returns received in cash on any Investment, whether by disposition, return of capital, dividend, interest or otherwise, that was made using the Applicable Amount.

2

“Applicable Eurodollar Margin” shall mean ~~3.75~~3.00% per annum.

“Approved Fund” shall have the meaning given such term in Section 10.03.

“Arrangers” shall mean (i) prior to the First Refinancing Term Loan Effective Date, Citigroup Global Markets Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC ~~and~~, (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and (iii) from and after the Second Refinancing Term Loan Effective Date, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by any Group Member to any Person other than a Group Member of (a) any Equity Interests of any Subsidiary (other than directors’ qualifying shares and shares required by applicable law to be held by foreign nationals (but only to the extent of such legal requirement)) or (b) any other assets of any Group Member (other than (i) inventory, damaged, surplus, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $10,000,000 in the aggregate in any calendar year), other than any disposition of assets permitted under Section 6.06(d), Section 6.06(e), Section 6.06(f) or Section 6.06(j)).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and consented to by each party whose consent is required by Section 10.03, substantially in the form of Exhibit C or in such form as is otherwise agreed by the Agent.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Loan Documents, the Other Secured Documents or the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(iii) or Section 6.03(p)(ii)).

3

“Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans (of a class), Other Term Loans (of a class) or Refinancing Term Loans (of a Series), and, when used in reference to any Commitment, shall refer to whether such Commitment is a Commitment in respect of Initial Term Loans, Incremental Term Loans (of a class), Other Term Loans (of a class) or Refinancing Term Loans (of a Series), and, when used in reference to any Lender, shall refer to whether such Lender has a Loan or Commitment of such class.

“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived. Such date is April 23, 2013.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

~~“Co-Documentation Agents” shall mean Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.~~

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment” shall mean, as to any Lender, the commitment (if any) of such Lender to make Loans hereunder in the amount set forth opposite its name in Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be, and as may be reduced or increased from time to time pursuant to Section 2.09, Section 2.22, Section 2.23 and Section 10.03.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication:

(a)  provision for taxes based on income or profits for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)  Consolidated Interest Expense for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

4

Closing Date ~~and~~, (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans made available to the Borrower on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment~~.~~ and (iii) from and after the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans, and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment), made available to the Borrower on the Second Refinancing Term Loan Effective Date pursuant to the Second Refinancing Term Loan Amendment, collectively.

“Initial Term Loans” shall mean (i) prior to the First Refinancing Term Loan Effective Date, the loans made by the Lenders on the Closing Date in accordance with Section 2.01(a) ~~and~~, (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment~~.~~ and (iii) from and after the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans, and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment), made on the Second Refinancing Term Loan Effective Date pursuant to the Second Refinancing Term Loan Amendment, collectively.

“Insufficiency” shall mean, with respect to any Plan, its “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA, if any.

“Interest Coverage Ratio” shall mean, on any date, the ratio of

(a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) cash Consolidated Interest Expense (excluding amounts not paid or payable in cash, including, but not limited to, amortization of debt issuance costs and amortization of original issue discount) for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

5

“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three, six or, if consented to by all of the Lenders, nine or twelve months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.02 or 2.04; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

“Investments” shall have the meaning given such term in Section 6.05.

“Joinder Agreement” shall have the meaning given such term in Section 5.09(a).

“Landlord Consent and Agreement” shall mean a landlord consent and agreement (with a consent by the landlord’s mortgagee, if applicable) substantially in the form of Exhibit H with such changes as are satisfactory to the Agent in its Permitted Discretion.

“L/C Facility Agreement” shall mean that certain Letter of Credit Facility Agreement, dated as of June 13, 2011, among the Borrower and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and L/C participant.

“L/C Facility Documents” shall have the meaning given the term “Transaction Documents” in the L/C Facility Agreement.

“Lead Arranger” shall mean Citigroup Global Markets Inc.

“Legal Reservations” shall mean:

(a)  the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

(b)  the time barring of claims under the laws of any relevant jurisdiction, and defenses of setoff or counterclaim; and

(c)  any other qualifications as to matters of law (but not fact) in the legal opinions required to be delivered pursuant to the Loan Documents.

“Lender Affiliate” shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and in excess of 49.9% of the Required Amount (as defined below) shall be disregarded in determining Required Lenders at any time. “Required Amount” means, at any time, the amount of Loans and unused Commitments required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the proviso in the preceding sentence).

6

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Date” shall have the meaning given to such term in Section 8.05.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in any Group Member or any option, warrant or other right to acquire any such Equity Interests in any Group Member.

“Revolving Credit Facility Agreement” shall mean that certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of June 13, 2011, among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Revolving Credit Facility Loan Documents” shall have the meaning given the term “Loan Documents” in the Revolving Credit Facility Agreement.

“Revolving Credit Loan” shall mean any loans made pursuant to the Revolving Credit Facility Agreement.

“S&P” shall mean Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

“Second Refinancing Term Loan Amendment” shall mean that certain Second Refinancing Term Loan Amendment and Additional Term Loan Amendment dated as of January 31, 2014, among the Borrower, Holdings, Holdco, Foreign Holdco, the other Guarantors party thereto, the Refinancing Term Lenders party thereto, the Additional Term Lenders party thereto and the Agent.

“Second Refinancing Term Loan Effective Date” shall have the meaning given such term in the Second Refinancing Term Loan Amendment.

7

Section 2.08.     Evidence of Debt.

(a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)  The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)  The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)  Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent and reasonably acceptable to the Borrower.

Section 2.09.     Termination or Reduction of Commitment. Unless earlier terminated pursuant to Article 7, the Commitments shall terminate upon the funding of the Loans to which such Commitments relate.

Section 2.10.     Repayment of Loans. (a) The Borrower shall pay to the Agent, for the account of the applicable Lenders, on each Amortization Date, a principal amount of the Initial Term Loans made to it equal to the Amortization Amount, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)  To the extent not previously paid, all outstanding Loans shall be due and payable on the Maturity Date with respect to such Loans, together with accrued and unpaid interest thereon.

(c)  All payments required pursuant to this Section 2.10 are subject to reduction on account of optional or mandatory prepayments as provided in Sections 2.11 and 2.12.

8

(d)  For the avoidance of doubt, the Refinancing Term Loans made on the ~~First~~Second Refinancing Term Loan Effective Date and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment) made on the Second Refinancing Term Loan Effective Date (x) shall constitute the Initial Term Loans for all purposes of this Agreement and shall constitute a single Class of Term Loans outstanding hereunder, (y) shall mature and become due and payable on the ~~Initial Term Loan~~ Maturity Date with respect to the Initial Term Loans, (which date is April 23, 2020) and (z) shall be repaid in quarterly installments in accordance with Section 2.10(a).

Section 2.11.     Mandatory Prepayment. (a) Subject to Section 2.11(g), not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.11(e); provided that, if (i) Holdco shall deliver a certificate of a Financial Officer to the Agent at the time of receipt of any Net Cash Proceeds from any Asset Sale setting forth its intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Holdco Group within 360 days of receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, then no prepayment will be required pursuant to this clause in respect of such Net Cash Proceeds (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except that, if any such Net Cash Proceeds have not been so applied by the end of such 360-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Cash Proceeds that have not been so applied; provided that if the applicable Group Member enters into a definitive agreement to apply such Net Cash Proceeds in productive assets of a kind then used or usable in the business of the Holdco Group prior to the end of such 360-day period and the conditions set forth in clauses (ii) and (iii) are satisfied, the Borrower shall be required to prepay outstanding Loans with such Net Cash Proceeds only to the extent that such Net Cash Proceeds are not so applied within 180 days of the date of such definitive agreement.

(b)  No later than the 10th day after the date on which the financial statements with respect to each fiscal year of Holdco are required to be delivered pursuant to Section 5.01(a) (commencing with the fiscal year ending December 31, 2014), the Borrower shall prepay outstanding Loans in accordance with Section 2.11(e) in an aggregate principal amount equal to (i) 50% of Excess Cash Flow for such fiscal year of Holdco, provided that, with respect to any fiscal year, such percentage shall reduce to (x) 25% if the Total Net Leverage Ratio as of the last day of such fiscal year is less than 2.50 to 1.00 but equal to or greater than 2.00 to 1.00 and (y) 0% if the Total Net Leverage Ratio is less than 2.00 to 1.00 minus (ii) the aggregate principal amount of all Loans voluntarily prepaid pursuant to Section 2.12 during such fiscal year.

(c)  In the event that any Group Member shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed by any Group Member (other than any Indebtedness for money borrowed permitted pursuant to Section 6.03), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by such Group Member, apply an amount equal to 100% of such Net Cash 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

9

(b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18.     Certain Fees. (a) The Borrower shall pay to the Agent the fees set forth in that certain Agent’s Fee Letter, dated as of April 2, 2013, at the times set forth therein.

(b) In the event that the Initial Term Loans are prepaid or repriced in whole or in part pursuant to a Repricing Transaction (including in connection with an assignment made pursuant to Section 10.09(b)) on or within six months of the ~~First~~Second Refinancing Term Loan Effective Date, the Borrower shall pay to the applicable Lenders a prepayment fee in an amount equal to 1.00% of the principal amount so prepaid or repriced.

Section 2.19.     Nature of Fees. All fees payable hereunder (the “Fees”) shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter agreement described in Section 2.18. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.20.     Right of Set-off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest all times thereafter and are of a nature and provide such coverage as is sufficient for and customarily carried by companies of the size and character of the Business.

10

Section 3.10.     Taxes. Each Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.11.     Use of Proceeds. The proceeds of the Loans made on the Closing Date pursuant to Section 2.01(a) shall be used (a) on the Closing Date to repurchase a portion of the 2017 Notes and to pay accrued unpaid interest on such repurchased 2017 Notes and related fees and expenses (including tender premium) and (b) on one or more occasions following the Closing Date, to redeem, repurchase or otherwise discharge all or a portion of the remaining 2017 Notes and to pay accrued and unpaid interest on such redeemed, repurchased or discharged 2017 Notes and related fees and expenses (including tender premium); provided that not more than $95,000,000 of the proceeds of the Loans shall be retained by the Borrower after the Closing Date to be applied in accordance with clause (b); provided further that any proceeds not applied on the Closing Date in accordance with clause (a) shall be held by the Borrower in a segregated account pending application of such proceeds in accordance with clause (b). The proceeds of the Refinancing Term Loans made on the ~~First~~Second Refinancing Term Loan Effective Date pursuant to the ~~First~~Second Refinancing Term Loan Amendment shall be used on the ~~First~~Second Refinancing Term Loan Effective Date, together with cash on hand at the Borrower and the Guarantors, to prepay in full all Initial Term Loans outstanding hereunder as of the ~~First~~Second Refinancing Term Loan Effective Date (immediately prior to giving effect to the ~~First~~Second Refinancing Term Loan Amendment) and all other Obligations in respect thereof ~~(including the prepayment premium in connection therewith).~~. The proceeds of the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment) shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

Section 3.12.     Labor Relations.

(a)          Except as disclosed on Schedule 3.12(a), no Group Member is presently a party to any collective bargaining agreement or other similar contract.

(b)          Except as disclosed on Schedule 3.12(b) and for matters which, in the aggregate, if determined adversely to the Holdco Group, would not have a Material Adverse Effect, there is not presently pending and, to the best knowledge of each Group Member, there is not threatened any of the following:

11

interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans of any Class as a result of which the unpaid portion of its Loans of such Class is proportionately less than the unpaid portion of the Loans of such Class of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such Class of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Loans of such Class and its participation in Loans of such Class of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to the obtaining of such payment was to the principal amount of all Loans of such Class outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each Loan Party expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

Section 8.09. Other Agents. None of the Lenders identified on the cover page or signature pages of this Agreement ~~“Co Syndication Agent”, “Co Documentation Agent”,~~ “Joint Bookrunner” and “Joint Lead Arranger” or any affiliate of such Lender, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified (or such affiliates) shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified (and such affiliates) in deciding whether to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 9

GUARANTY

Section 9.01.     Guaranty.

(a)          Each Loan Party unconditionally and irrevocably guarantees the due and punctual payment by each other Secured Obligor of the Secured Obligations. Each Loan Party further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Secured Obligations. The Obligations of the Loan Parties shall be joint and several.

(b)          Each Loan Party waives presentation to, demand for payment from and protest to each other Secured Obligor, and also waives notice of protest for

12

APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 10.04.          Confidentiality. Each of the Agent (which for purposes of this Section 10.04 shall include the Arrangers~~, the Co Syndication Agents and the Co-Documentation Agents)~~ and the Lenders agrees to keep any information delivered or made available by any Loan Party to it confidential from anyone other than persons employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any of the foregoing parties from disclosing such information (i) to any of their employees, partners, officers, directors, agents, legal counsel, independent auditors, advisors or Affiliates (or to any of such Affiliates’ employees, partners, officers, directors, agents, legal counsel, independent auditors or advisors) or to any other Lender, provided such Person is instructed to keep such information confidential to the same extent required hereunder, (ii) to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations hereunder, provided such Person agrees to keep such information confidential to the same extent required hereunder, (iii) to any rating agency when required by it, provided such Person agrees to keep such information confidential to the same extent required hereunder, (iv) upon the order of any court or administrative agency, (v) upon the request or demand of any regulatory or self-regulatory agency or authority, (vi) which has been publicly disclosed other than as a result of a disclosure by any of the foregoing parties which is not permitted by this Agreement, (vii) in connection with any litigation to which the Arrangers, the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (viii) to the extent reasonably required in connection with the exercise of any remedy hereunder and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). The Agent and each Lender shall use reasonable efforts to notify the Borrower prior to making any disclosure under clauses (iv) and (vii) of this Section 10.04, unless prohibited by law, regulation or order of any court or administrative agency. In addition, the Arrangers, the Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Arrangers, the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

13

Section 10.05.          Expenses; Indemnity; Damage Waiver. (a) (i) The Borrower shall pay or reimburse: (x) all reasonable fees and reasonable out of pocket expenses of the ~~Arrangers,~~ Lead Arranger and the Agent~~, the Co Syndication Agents and the Co Documentation Agents~~ (including the reasonable fees, disbursements and other charges of Davis Polk & Wardwell LLP (“DPW”), special counsel to the Arrangers, and, if necessary, one counsel in any relevant jurisdiction retained by DPW or the ~~Arrangers~~ Lead Arranger) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (y) all reasonable fees and reasonable out of pocket expenses of the Agent and the ~~Arrangers~~ Lead Arranger (including the reasonable fees, disbursements and other charges of DPW, special counsel to the Arrangers, and, if necessary, one counsel in any relevant jurisdiction retained by DPW or the Lead Arrangers) and the Lenders in connection with the enforcement of the Loan Documents.

(ii)      The Borrower shall pay or reimburse all reasonable fees and reasonable expenses of the Agent and their internal and third-party auditors, appraisers and consultants incurred in connection with the (A) initial and ongoing appraisals and collateral field examinations, (B) monthly and other monitoring of assets and (C) other miscellaneous disbursements.

All payments or reimbursements pursuant to the foregoing clauses (a)(i) and (ii) shall be payable promptly upon written demand together with back-up documentation supplying such reimbursement request.

(b)  The Borrower shall indemnify the Agent, the ~~Arrangers, the Co-Syndication Agents, the Co Documentation Agents~~ Lead Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Holdco Group, or any Environmental Liability related in any way to the Holdco Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.

14

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent~~, the Arrangers, the Co Syndication Agents or the Co Documentation Agents~~ or the Lead Arranger, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent~~, the Arrangers, the Co Syndication Agents or the Co Documentation Agents~~ or the Lead Arranger, as the case may be, its pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent~~, the Arrangers, the Co Syndication Agents or the Co Documentation Agents~~ or the Lead Arranger in their capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans at the time.

(d)  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

Section 10.06. Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.07. No Waiver. No failure on the part of the Agent, the ~~Arrangers~~Lead Arranger or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.08. Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 10.09. Amendments, Etc.

15